Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brian J. Martin, President (chief executive officer) of the managing owner, Prudential Securities Futures Management Inc. (the “Managing owner”), of World Monitor Trust II—Series F (“Series F”), hereby certifies, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Series F’s Quarterly Report on Form 10-Q for the period ending March 26, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Series F.

/s/ Brian J. Martin

Brian J. Martin President (chief executive officer) of the Managing Owner May 10, 2004